CONSTRUCTION LOAN AGREEMENT

     This Agreement made as of this _____ day of July, by and between Thermodynetics, Inc., a Delaware corporation with a principal place of business at 651 Day Hill Road, Windsor, Connecticut 06095, (the "Borrower") and USTrust, a Massachusetts trust company with a usual place of business at 30 Court Street, Boston, Massachusetts 02108 ("Bank").

                               W I T N E S E T H :

     WHEREAS, Borrower wishes to borrow up to the aggregate amount of One Million Seven Hundred Fifty Thousand ($1,750,000.00) Dollars to satisfy certain obligations of the Borrower to the Bank and for the improvement of certain real property located in 651 Day Hill Road, Windsor, Connecticut 06095 (the "Premises"); and

     WHEREAS, subject to the terms and conditions herein provided, Bank is willing to extend such loan.

     NOW, THEREFORE, the parties hereby agree:


                                    ARTICLE I

                                   Definitions

     For the purposes of this Agreement, the capitalized words and phrases defined in this Article and in the introductory paragraph above shall have the meanings herein ascribed to them.

     1.01  "Advance(s)"  shall  mean a sum of money  loaned by Bank to  Borrower
pursuant  to  Article  II  of  this  Agreement  for  the   construction  of  the
Improvements on the Premises.

     1.02 "Architect" shall mean any architect engaged by Borrower and approved by Bank in connection with construction of the Improvements.

     1.03 "Availability Period" shall mean the period commencing on the Commencement Date and ending on the Conversion Date.

     1.04 "Banking Day" shall mean any business day on which banks are authorized to be and are open for business in Boston, Massachusetts.

     1.05 "Borrowing Date" shall mean and refer to that date specified in a Notice of Borrowing as the date on which an Advance is to be made and that date on which Bank shall make an Advance pursuant to Article II.

     1.06 "Closing Date" shall mean the date hereof.

     1.07 "Commencement Date" shall mean the date the Borrower commences construction of the Improvements, but not later than _______________, 1999.

     1.08 "Construction Amount" shall mean up to One Million Fifty Eight Thousand Four Hundred Thirty-Nine ($1,058,439.00) Dollars.

     1.09 "Construction Contracts" shall mean all contracts between Borrower and other persons pursuant to which such other persons will furnish labor, materials and/or services in connection with the construction of the Improvements, and shall include contracts between Borrower and any Architect. A list of Construction Contracts is attached hereto as Exhibit D.

     1.10 "Construction Loans" shall mean the aggregate unpaid balance of the principal amount of all Advances (plus the amount used to payoff the Borrower's Term Note to the Bank in the original principal mount of $875,000,000 (the "Payoff")).

     1.11 "Construction Note" shall mean the Construction to Permanent Note executed by Borrower of even date in the face amount of One Million Seven Hundred Fifty Thousand ($1,750,000.00) Dollars evidencing Borrower's obligation to repay the Construction Loans, executed and delivered by Borrower to Bank.

     1.12 "Conversion Date" shall mean December 1, 1999.

     1.13 "Cost Breakdown/Disbursement Schedule" shall mean the construction budget and disbursement schedule attached hereto as Exhibit A which is a proposed budget relating to the construction of the Improvements.

     1.14 "Events of Default" shall mean those events set forth in Article X of this Agreement.

     1.15 "General Conditions Precedent" shall mean those conditions set forth in Article VI of this Agreement.

     1.16 "Improvements" shall mean the construction of certain improvements on the Premises pursuant to the Plans.

     1.17 "Independent Engineer" shall mean an independent engineer, architect or contractor hired by Borrower with Bank approval at Borrower's sole cost and expense, to monitor the progress and quality of construction of the Improvements and perform such other consulting responsibilities as Bank may require.

     1.18 "Interest Payment Date" shall mean the first day of each calendar month, commencing with the first of such dates next succeeding the date hereof.

     1.19 "Mortgage" shall mean the Open-End Mortgage executed by Borrower of even date encumbering the Premises and securing the Obligations.

     1.20 "Notice of Borrowing" shall mean a written request by Borrower for an Advance and Independent Engineer's Certificate in the form of Exhibit C attached hereto.

     1.21 "Obligations" shall mean all loans, advances, indebtedness, liabilities, indemnity agreements and amounts, liquidated or unliquidated, owing from Borrower to Bank at any time including without limitation obligations arising under the Construction Note, each of every kind, nature and description arising under this Agreement or arising under any mortgage, security agreement or other agreement, instrument or document now or hereafter executed and delivered to Bank pursuant hereto or in connection herewith, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly from Borrower to Bank, or as an endorser or a guarantor) absolute or contingent, due or to become due, now existing or hereafter contracted. Said term shall also include all interest, fees and other charges chargeable to Borrower by Bank from time to time hereunder and all covenants, agreements or undertakings of Borrower, whether for the payment of money or otherwise arising under this Agreement or arising under any mortgage, security agreement or other agreement, instrument or document now or hereafter executed and delivered to Bank pursuant hereto or in connection herewith.

     1.22 "Permanent Loan" shall mean the aggregate principal balance of the Construction Loans (on the Conversion Date), plus all accrued interest, fees and other charges outstanding.

     1.23 "Permits" shall mean all licenses and permits required by any federal, state, municipal or other governmental authority in connection with the construction of the Improvements including all Certificates of Occupancy. A list of Permits is attached hereto as Exhibit E

     1.24 "Plans" shall mean the plans and specifications relating to the design and construction of the Improvements which are attached or more particularly described on Exhibit F attached hereto.

     1.25 "Specific Conditions Precedent" shall mean those conditions set forth in Article V of this Agreement.


                                   ARTICLE II

                               Construction Loans

     2.01 Subject to and upon the terms and conditions herein provided, Bank may, in its discretion, make Advances to Borrower during the Availability Period upon Borrower's request and provided that each of the following conditions are met as of the Borrowing Date:

     (a) After giving effect to such Advance, the Advances shall not exceed the Construction Amount.

     (b) Borrower has complied with all General Conditions Precedent.

     (c) Borrower has complied with all Specific Conditions Precedent.

     (d) No Event of Default has occurred (which has not been waived or cured) and no event has occurred which upon the passage of time or the giving of notice or both would constitute an Event of Default.

     (e) Bank has received from Borrower, not less than two (2) Banking Days prior to the Borrowing Date, a Notice of Borrowing, in the form of Exhibit B attached hereto or such other form as Bank may require, requesting an Advance. Borrower may submit no more than one (1) Notice of Borrowing requesting an Advance in any thirty (30) day period. Advances shall be in minimum increments of $50,000.00. Each Notice of Borrowing shall be accompanied by the following: to the extent any portion of the requested Advance is to be paid for costs incurred in connection with construction of the Improvements, a requisition on the appropriate AIA Form together with copies of all invoices related thereto and appropriate mechanics' lien waivers. Except as specifically agreed to between Borrower and Bank, each such requisition shall be net of retainage, which retainage shall be in the amount of ten (10%) percent of any such Advance.

     2.02 Advances shall be made in accordance with the provisions of Article V hereof, by crediting the amount thereof to Borrower's loan account maintained with Bank; provided, however, that Bank retains the right to issue a check comprising the Advance made payable directly to the intended payee.


                                   ARTICLE III

                                    Repayment

     3.01 The Construction Loans shall bear interest at the variable rate of the Bank's Base Lending Rate plus one (1%) percent per annum. Interest only shall be paid monthly in arrears commencing on the first day of the first month next succeeding the date hereof until the Conversion Date. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     3.02 On the Conversion Date, provided no Event of Default has occurred hereunder which has not been waived or cured, the outstanding principal balance of the Construction Loans, plus all accrued interest, fees and other charges outstanding shall be amortized over a twenty (20)-year schedule for a term of five (5) years, based upon either (i) a fixed rate equal to the Bank's cost of funds on that date plus two hundred twenty-five basis points or (ii) interest shall continue to be paid at the Base Lending Rate plus one (1%) percent per annum. Borrower shall make such election prior to the Conversion Date for the balance of the term of the Construction Note. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

     3.03 Interest payable by the Borrower to the Bank on any Obligation after maturity or upon the occurrence of Event of Default shall be payable at the default rate set forth in the Construction Note.

     3.04 The Borrower shall pay late charges in accordance with the terms of the Construction Note.

     3.05 The Construction Loan may be prepaid only in accordance with and subject to the prepayment provisions contained in the Construction Note.

     3.06 All payments to be made by Borrower to Bank hereunder, whether of principal, interest, premium, fees or of any other kind, shall be paid to Bank at its offices at the address set forth above, or at such other address which Bank may request by written notice to Borrower.

     3.07 Borrower hereby authorizes Bank to charge any and all amounts due from Borrower to Bank pursuant to this Agreement or otherwise, to Borrower's loan account maintained with Bank.


                                   ARTICLE IV

              Security, Guarantees and Supplementary Documentation

     4.01 As security for the payment and performance of the Obligations, Borrower shall grant to Bank the following rights and interests, each of which shall be more particularly described in certain instruments which shall be executed contemporaneously herewith or hereafter and in any extension, modification or amendment thereof:

     (a) A mortgage of Borrower's interest in the Premises which shall be subject to no prior mortgage, lien, encumbrance or charge of any kind or nature, except as set forth on Schedule B of the Title Policy.

     (b) An assignment of, and security interest in, all rights of Borrower under all Construction Contracts, which assignment shall be subject to no prior assignment, security interest, lien, encumbrance or charge of any kind or nature.

     (c) An assignment of, and security interest in, all rights of Borrower in, to and under all Permits, which assignment shall be subject to no prior assignment, security interest, lien, encumbrance or charge of any kind or nature.

     (d) An assignment of, and security interest in, all rights of Borrower in and to the Plans, which assignment shall be subject to no prior assignment, security interest, lien, encumbrance or charge of any kind or nature.

     (e) A security interest in all personal property assets of Borrower including all construction materials, fixtures, machinery and equipment.

     (f) An assignment, security interest, and/or mortgage of all proceeds of the foregoing, subject to no prior security interest, mortgage, assignment, lien, encumbrance or charge of any kind or nature.

     4.02 Any and all deposits or other sums at any time credited by or due from Bank to Borrower shall, at all times, constitute additional security for all Obligations and may be set off against any of the Obligations at any time after the occurrence of an Event of Default, whether or not other security held by Bank is deemed to be adequate. Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, choses in action, chattel paper, cash, personal property and the proceeds thereof owned by Borrower or in which Borrower has an interest which now or hereafter are at any time in possession or control of Bank or in transit by mail or courier to or from Bank or in the possession of any third party acting in Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping as agent for collection or transmission or otherwise or whether Bank has conditionally released the same, shall constitute additional security for the Obligations and may be applied at any time, after the occurrence of an Event of Default, to the Obligations, whether or not other security held by Bank is deemed to be adequate.

     4.03 All Obligations of the Borrower to the Bank shall be guaranteed on an unlimited, joint and several basis, by Turbotec Products, Inc., TPI Systems, Inc. and National Energy Systems, Inc. (each a "Corporate Guarantor") pursuant to a certain Multi-Entity Guaranty dated May 24, 1993 (the "Guaranty").


                                    ARTICLE V

                          Specific Conditions Precedent

     5.01 Prior to making an Advance, Bank may require an inspection of the Premises by its employees and/or the Independent Engineer for the purpose of assuring that the progress and quality of the construction is as represented by the Notice of Borrowing requesting such Advance, and, until such inspection, Bank need not make the Advances therein requested. The Bank shall make such inspection within two (2) Banking Days after receipt of any Notice of Borrowing. If such inspection does not furnish such assurance to Bank, Bank may reject such Notice of Borrowing and need not make the Advance therein requested. If such inspection is not completed on or before the Borrowing Date specified in said Notice of Borrowing, Bank may defer any action as to that Notice of Borrowing for a reasonable time until such inspection is completed. Such inspection and determination is solely for the benefit of Bank, and the making of an Advance with or without such inspection shall not be a representation by Bank of any kind or nature nor a waiver by Bank of any rights Bank may have under this Agreement. Borrower shall provide Bank or the Independent Engineer with such further information, certifications, surveys (including foundation surveys) and other assurances as Bank or the Independent Engineer may require.

     5.02 If at any time during the course of construction of the Improvements, Bank, in its sole judgment, should determine that the unadvanced portion of the Construction Amount is insufficient to complete the construction of the Improvements in accordance with the Plans, then, on Bank's demand, Borrower shall deposit with Bank such amount as Bank shall require so that the aggregate of such deposited amount and the then unadvanced portion of the Construction Amount shall equal the amount necessary, as determined by Bank in its sole judgment, to complete the construction as aforesaid. Such deposit shall be held by Bank as security for the Obligations. Subsequent Notice(s) of Borrowing shall first request a release of such deposit, and no Advance shall be made hereunder until the entirety of such deposit shall have been released. Borrower shall meet any demand made by Bank under this Section within ten (10) days, and until such demand is met, Bank shall have no obligation to make any Advance hereunder and failure to meet such demand will constitute an Event of Default under Article X hereof.

     5.03 Advances made by Bank hereunder shall be used by Borrower solely for the payment of costs pursuant to the Cost Breakdown/Disbursement Schedule, unless otherwise authorized by Bank, in its sole discretion.

     5.04 Subject to the conditions set forth in Article II, Bank shall make the final Advance (including all retainage held by Bank) at such time as (a) the Improvements are substantially completed to the satisfaction of Bank in accordance with the terms and conditions set forth herein; (b) Borrower has delivered to Bank an as-built survey of the Premises; (c) a final unconditional Certificate of Occupancy has been issued by the appropriate government authority; (d) the Improvements are free of all liens other than those of Bank, those accrued for real estate taxes not yet due and payable and those set forth on Schedule B of the Title Policy; and (e) all applicable statutory lien periods have expired or appropriate lien waivers have been delivered to Bank.

                                   ARTICLE VI

                          General Conditions Precedent

     6.01 Borrower shall execute and deliver to Bank on or before the Closing Date, all instruments and documents to be executed and delivered by Borrower pursuant to the terms of this Agreement.

     6.02 Bank's rights in and to all mortgages, security interests, assignments and pledges shall be perfected.

     6.03 Borrower shall deliver to Bank on or before the Closing Date, evidence of insurance pertaining to the Premises naming Bank as mortgagee, loss payee and additional insured.

     6.04 Borrower shall furnish to Bank on or before the Closing Date a Cost Breakdown/Disbursement Schedule, a copy of which is attached hereto as Exhibit
A. Such Cost Breakdown/Disbursement Schedule shall be acceptable to Bank in all respects and shall contain a complete budget for the entire cost of the Improvements, including, without limitation: (i) the direct costs of constructing and equipping the Improvements; (ii) all indirect costs including, but not limited to, interest, real estate taxes, insurance, and legal fees; and
(iii) a trade breakdown for all construction costs on an appropriate AIA form.

     6.05 Borrower shall deliver to Bank on or before the Closing Date, all Construction Contracts, a list of which is attached hereto as Exhibit D. All Construction Contracts shall contain such terms and provisions which are acceptable to Bank including, but not limited to, provisions relating to retainage, performance bonds and insurance.

     6.06 Borrower shall deliver to Bank on or before the Closing Date, all permits (except for the Certificate of Occupancy), a list of which is attached hereto as Exhibit E. All such Permits shall be acceptable to Bank in all respects.

     6.07 Borrower shall deliver to Bank on or before the Closing Date, all Plans, which Plans are more particularly described on Exhibit F attached hereto. All such Plans shall be acceptable to Bank in all respects.

     6.08 Borrower shall deliver to Bank on or before the Closing Date, a survey of the Premises. Such survey shall show the dimensions and area of the Premises, dimensions and locations of all improvements, utilities, parking areas, driveways, easements, zoning district zones, adjoining streets, distance to and name of nearest intersecting street, whether the Premises is located in a Federal Flood Hazard Zone and such other information as Bank may require and as appropriate under the circumstances.

     6.09 Borrower shall furnish to Bank on or before the Closing Date, a certificate of the architect, in form and substance satisfactory to Bank, stating (as appropriate) that: (i) all utility facilities, including, without limitation, electrical, gas, water, sewer, septic, telephone and storm drainage facilities are available at the Premises, as a matter of right, without the requirement of any governmental approvals; and (ii) such utilities are adequate to serve the entire Premises upon completion of the construction of the Improvements.

     6.10 In the event the Premises is located in a Federal Flood Hazard Zone, Borrower shall obtain and furnish to Bank on or before the Closing Date, and thereafter maintain, flood insurance with respect to the Premises acceptable to Bank in all respects.


                                   ARTICLE VII

                         Warranties and Representations

     7.01 To induce Bank to enter into this Agreement and to provide financing to the Borrower hereunder, Borrower makes the following representations and warranties, each of which shall be deemed to be newly made on each Borrowing
Date:

     (a) Borrower has good and clear record and marketable title to the Premises, free and clear of all mortgages, liens, pledges, charges, security interests and encumbrances, other than those being granted to Bank pursuant hereto, and those reflected on Schedule B of the ALTA title insurance policy delivered to Bank (the "Title Policy").

     (b) No event has occurred and no condition exists which, upon the execution and delivery of this Agreement, would constitute an Event of Default hereunder.

     (c) To the best of Borrower's knowledge, Borrower is not required to obtain any consent, approval or authorization of, or file, register or qualify with, any governmental authority in order to validly execute and deliver this Agreement or any instrument, agreement or document contemplated hereunder, or perform Borrower's obligations under this Agreement or any such instrument, agreement or document.

     (d) The Cost Breakdown/Disbursement Schedule truly and accurately sets forth the projected budget for construction of the Improvements.

     (e) The Construction Contracts delivered to Bank are true and complete copies of all Construction Contracts available to Borrower and such Construction Contracts have not been materially altered or amended.

     (f) To the best of Borrower's knowledge, the Permits delivered to Bank constitute all licenses and permits required by any federal, state, municipal or other governmental authority in connection with the construction of the Improvements (except a final Certificate of Occupancy).

     (g) The Plans delivered to Bank are complete in all respects and have not been materially altered or amended.


                                  ARTICLE VIII

                              Affirmative Covenants

     8.01 Borrower hereby covenants and agrees that it shall:

     (a) Pay to Bank all Obligations when due.

     (b) Promptly, punctually and faithfully perform or observe any and all terms, covenants and agreements to be performed or observed on its part pursuant to this Agreement or any instrument, document or agreement executed in connection herewith.

     (c) Keep proper books of account relating to the construction of the Improvements and the operation of the Premises in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

     (d) Make its books and records available in its offices for inspection, examination and copying by Bank and Bank's representatives at all reasonable times, and shall permit inspection of the Premises by Bank and Bank's representatives at all reasonable times.

     (e) Furnish such information and statements as Bank may reasonably request.

     (f) Comply with all laws and regulations imposed by the federal, state or local government or any other governing authority which are applicable to Borrower and/or the Premises.

     (g) Pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against Borrower or payable by Borrower at such times and in such manner to prevent any penalty from accruing or any lien or charge from attaching to Borrower's properties. The provisions of this Section shall not preclude Borrower from contesting in good faith and diligently prosecuting any such tax; provided, however, that Borrower shall upon request of Bank, deposit with Bank funds sufficient to discharge such tax in the event such contest is resolved against Borrower. Borrower shall not be in default under this Section by reason of the existence of a lien for taxes not then due.

     (h) Put and maintain the Premises and the Improvements thereon in good repair, working condition, and order, and, from time to time, make all necessary and proper repairs, renewals and replacements.

     (i) Maintain, at all times, insurance relating to the Premises and the personal property located thereon covering such risks and in such amounts as Bank may reasonably require, all such insurance to be in such form and for such periods and written by such companies as shall be acceptable to Bank.

     (j) Pay or reimburse Bank, on demand, for all expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid by Bank in connection with the preparation, interpretation, amendment, administration, enforcement or defense of this Agreement, and any instrument, agreement or document to be delivered pursuant hereto.

     (k) Punctually and promptly make all payments and perform all other obligations which may be required of Borrower with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or otherwise) owing to any persons, firms or corporations other than Bank, including, without limitation, indebtedness which may be secured by a security interest in assets of Borrower, or property of Borrower, and all obligations under the terms of any lease in which Borrower is the lessee. The provisions of this Section shall not preclude Borrower from contesting in good faith and diligently prosecuting any such indebtedness or obligation.

     (l) Cause the construction of the Improvements to be completed on or before the end of the Availability Period in accordance with the Plans, in a good and workmanlike manner, and with materials of the quality called for in the Plans.

     (m) Pay or reimburse Bank, on request, for all costs, expenses and fees incurred or paid by Bank in connection with the retention and employment of the Independent Engineer to review the Plans, Construction Contracts and Cost Breakdown/ Disbursement Schedule, and to inspect and certify the progress at the construction of the Improvements and to perform such other consulting responsibilities as Bank may from time to time require.


                                   ARTICLE IX

                               Negative Covenants

     9.01 Borrower shall not:

     (a) Transfer, sell or dispose of the Premises or any legal or equitable interest therein (or in the Borrower) or any of Borrower's personal property located thereon or used in connection therewith, except as set forth on Schedule B of the Title Policy.

     (b) Grant or suffer to exist, without Bank's prior written consent, any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to the Premises, or any of Borrower's personal property located thereon or used in connection therewith, except as set forth on Schedule B of the Title Policy.

     (c) Make any alterations or amendments to the Construction Contracts which would, in the aggregate, result in a change of more than $20,000.00 in the projected cost of constructing the Improvements, unless Borrower obtains Bank's prior consent.

     (d) Make any alterations or amendments to the Plans which would, in the aggregate, result in a change of more than $20,000.00 in the projected cost of constructing the Improvements, unless Borrower obtains Bank's prior consent.

     (e) Use, without Bank's prior written consent, any portion of the proceeds of any Advance for any purpose other than payment of costs as set forth in the Cost Breakdown/Disbursement Schedule or as authorized by Bank.


                                    ARTICLE X

                                     Default

     10.01 Upon the occurrence of any one or more of the following events (herein, "Events of Default"), any and all Obligations of Borrower to Bank shall become immediately due and payable, at the option of Bank and without notice or demand. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between Bank and Borrower and instruments and papers given to Bank by Borrower, whether such agreements, instruments, or papers now exist or hereafter arise, namely:

     (a) The failure by Borrower to pay the Obligations within ten (10) days after the date when due.

     (b) The failure by Borrower to promptly, punctually and faithfully perform, or observe any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement.

     (c) The failure by Borrower to construct, or cause the construction of, the Improvements in a workmanlike manner in accordance with the Plans and to complete such construction as evidenced by the issuance of a final unconditional Certificate of Occupancy on or before the Conversion Date.

     (d) The failure of the Borrower to commence construction on or before the Commencement Date.

     (e)  The  determination  by  Bank  that  any   representation  or  warranty
heretofore, now or hereafter made by Borrower to Bank, in any document, instrument, agreement, or paper was not materially true or accurate when given.

     (f) The occurrence of any event of default under any agreement between Bank and Borrower or instrument or paper given Bank by Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that Bank may not have exercised its rights upon default under any such other agreement, instrument or paper).

     (g) The occurrence of any event such that any  indebtedness  of Borrower to
anyone  other  than  Bank  could  be  accelerated,   notwithstanding  that  such
acceleration has not taken place.

     (h) The attachment and failure to have such attachment released within thirty (30) days of filing or such longer period as agreed to by Bank at that time so long as Bank is satisfied with Borrower's efforts to have such attachment released, levy or seizure of any of Borrower's property.

     (i) The termination of existence, dissolution, or liquidation of Borrower.

     (j) Any act by, against, or relating to Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all or any part of Borrower's property; provided, however, if such act is commenced against the Borrower, the Borrower shall have a period of thirty (30) days to cause the same to be dismissed, unless such act commenced against the Borrower was commenced pursuant to Title 11 of the United States Code entitled "Bankruptcy" (commonly referred to as the "Bankruptcy Code") in which event the same shall immediately constitute an Event of Default.

     (k) The granting of any trust mortgage or execution of an assignment for the benefit of the creditors of Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for Borrower; the failure by Borrower to generally pay the debts of Borrower as they mature; adjudication of bankruptcy or insolvency relative to Borrower; the entry of an order for relief or similar order with respect to Borrower in any proceeding pursuant to Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code") or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against Borrower initiating any matter in which Borrower is or may be granted any relief from the debts of Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the calling or sufferance of a meeting of creditors of Borrower; the meeting by Borrower of a formal or informal creditor's committee; the offering, or entering into, by Borrower of any composition, extension or any other arrangement seeking relief or extension for the debts of Borrower, or the initiation of any other judicial or non!judicial proceeding or agreement by, against or including Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

     (l) The entry of any judgment against Borrower in excess of $50,000.00, which judgment is not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

     (m) The entry of any court order which enjoins, restrains or in any way prevents Borrower from conducting all or any part of its business affairs in the ordinary course of business.

     (n) The occurrence of any material uninsured loss, theft, damage or destruction to any material asset(s) of Borrower.

     (o) Any act by or against, or relating to Borrower or its assets pursuant to which any creditor of Borrower seeks to reclaim or repossess or reclaims or repossesses all or a portion of Borrower's assets having a value in excess of $50,000.00.

     (p) The occurrence of any event or circumstance with respect to Borrower such that Bank shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by Borrower under this Agreement or any other agreement between Bank and Borrower is impaired or there shall occur any material adverse change in the business or financial condition of Borrower.

     (q) The cessation of construction of the Improvements for ten (10) consecutive business days, except for cessation resulting from impossibility of performance due to force majeure.

     (r) The failure of the Borrower to deposit any funds required under Section
5.02 hereof upon demand.

     (s) The occurrence of any of the foregoing Events of Default with respect to any guarantor, endorser, or surety to Bank of the Obligations, as if such guarantor, endorser or surety, were the "Borrower" described herein.

     (t) The termination of any guaranty by any guarantor of the Obligations.

     (u) The occurrence of an Event of Default under or termination for any reason of the Amended and Restated Loan and Security Agreement (Accounts Receivable and Inventory) dated October 31, 1994, as amended, between the Bank and Turbotec Products, Inc.

     10.02 Upon the occurrence of an Event of Default, Bank may declare any obligation Bank may have hereunder to be canceled, declare all Obligations of Borrower to be due and payable and proceed to enforce payment of the Obligations and to exercise any and all of the rights and remedies afforded to Bank under the terms of this Agreement or otherwise.


                                   ARTICLE XI

                               Special Provisions

     11.01 In addition to any and all rights and remedies which Bank may have pursuant to this Agreement, any other instrument or document executed in connection herewith or applicable law, Bank may, after the occurrence of an Event of Default, in its sole discretion, take immediate possession of the Premises, manage and operate the Premises and proceed to complete the Improvements. In connection with the foregoing rights, Bank may do all things it deems advisable, in its sole discretion, including, but not limited to, the following: (a) make any payments with respect to any Obligation of Borrower to Bank or any obligation of Borrower to any other person in connection with the construction of the Improvements; (b) make additions and changes in the Plans;
(c) employ contractors, subcontractors, architects, engineers and others in connection with construction of the Improvements; (d) pay, settle or compromise all existing bills and claims which are or may be liens against the Premises or may be necessary or desirable for the completion of the Improvements; (e) purchase and maintain insurance, including title insurance; (f) lease or license the Premises to others, in whole or in part; (g) use and operate the Premises itself, or through a subsidiary or affiliate, including the operation of any business or other activity similar to that previously engaged in on the Premises; (h) prosecute and defend all actions and proceedings in connection with the construction of the Improvements; (i) discontinue construction of the Improvements and refuse to make further payments to any other person for the account of Borrower; and (j) demolish any Improvements on the Premises, either in whole or in part. The foregoing rights and remedies may be executed by Bank in its sole discretion, but under no circumstance shall Bank be deemed obligated to exercise any of such rights or remedies. Borrower hereby appoints Bank as Borrower's irrevocable attorney in fact coupled with an interest, with full powers of substitution, to act in Borrower's name and on Borrower's behalf in connection with any of the foregoing rights and remedies. Any expenses paid or incurred by Bank in connection with exercising the foregoing rights or remedies shall be treated as an Advance and added to the Construction Loans due from Borrower to Bank, and Borrower agrees to repay to Bank all such amounts on demand, with interest as herein provided, notwithstanding that such Construction Loans may exceed the Construction Amount. In addition, Borrower agrees to pay Bank for services rendered in connection with completion of the construction of the Improvements in an amount equal to ten (10%) percent of the cost of such completion. Any income or other receipts resulting from exercise by Bank of the foregoing rights shall be for the account of Borrower and shall be applied to the Obligations in such manner as Bank, in its sole discretion, deems appropriate. Bank's exercise of any of the foregoing rights and remedies shall be undertaken by Bank as a mortgagee-in-possession for the maintenance and preservation of its collateral and not as a successor to any business or other activities of Borrower.


                                   ARTICLE XII

                                  Miscellaneous

     12.01 All communications herein provided shall be in writing and shall be sufficient if actually received or if sent by certified mail, return receipt requested, or by a recognized overnight carrier and addressed to the respective parties at the addresses set forth in the beginning of this Agreement or at such other addresses as the parties hereto may request in writing, with copies to:

     If to the Bank: USTrust
                    30 Court Street
                    Boston, MA 02108
                    Attn: James H. Herzog, Jr., Vice President

     With copies to: Shapiro, Israel & Weiner, P.C.
                    100 North Washington Street
                    Boston, MA   02114
                    Attn:   Brian T. Garrity, Esq.

     If to the Borrower: Thermodynetics, Inc.
                    Post Office Box 40
                    651 Day Hill Road
                    Windsor, CT 06095
                    Attn:   Robert I. Lieberman
                         Treasurer and Chief Financial Officer

     With copies to: Kenneth B. Lerman, Esquire
                    651 Day Hill Road
                    Windsor, CT 06095-0040

     12.02 Borrower will, from time to time, execute and deliver to Bank all such other instruments and documents and take or cause to be taken such other action as Bank may reasonably request in order to effectuate the agreements contemplated herein.

     12.03 Bank shall not be deemed to have waived any of its rights hereunder unless such waiver is in writing and duly executed by an authorized officer of Bank. No waiver on Bank's part on any one occasion shall be deemed a waiver on any other occasion.

     12.04 This Agreement may be amended only by an instrument in writing and duly executed by Borrower and an authorized officer of Bank.

     12.05 All covenants, agreements, representations and warranties contained in this Agreement shall bind Borrower and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. Notwithstanding the foregoing, Borrower may not assign any of its rights hereunder.

     12.06 All rights and remedies of Bank hereunder shall be cumulative, and may be exercised by Bank, in its sole discretion, at any time, in any manner and in any order.

     12.07 If any provisions of this Agreement shall be deemed illegal or unenforceable for any reason, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

     12.08 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts except with respect to the recorded real estate documents which will be construed in accordance with the laws of the State of Connecticut.

     12.09 This Agreement shall take effect as an instrument under seal.

     12.10 The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction hereof.

                                  ARTICLE XIII

                                Jury Trial Waiver

     13.01 BORROWER WAIVES ANY RIGHT TO TRIAL BY JURY BORROWER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR EQUITY, IN CONNECTION WITH THIS AGREEMENT. BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT. BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF ANY SUCH SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWER ACKNOWLEDGES THAT BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT WITH BORROWER BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS PARAGRAPH.

     EXECUTED as an instrument under seal as of the day and year first above written.

WITNESS:                           USTrust


_________________________          By   _______________________________________
                                        James H. Herzog, Jr.
                                        Vice President

                                                Thermodynetics, Inc.


_________________________          By   _______________________________________
                                        Robert I. Lieberman
                                        Treasurer and Chief Financial Officer